UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On January 13, 2011, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing the resignation of Jeff Sheets from the Board of Directors of the Partnership’s ultimate general partner, DCP Midstream GP, LLC (the “General Partner”), and the appointment of Donald G. Hrap as the ConcoPhillips representative to the Board of Directors of the General Partner. Mr. Sheets’ resignation was effective January 11, 2011 and there were no disagreements between Mr. Sheets and the General Partner or the Partnership regarding any matter or relating to the Partnership’s operations, policies or practices.

Mr. Hrap currently serves as President, Americas, for ConocoPhillips where he leads the development, operations, and services related to ConocoPhillips’ exploration and production business in the Lower 48 Region of the United States and in Latin America. Mr. Hrap’s appointment was effective January 11, 2011 and there is no arrangement or understanding between Mr. Hrap and any other person pursuant to which he was selected as a director. The Board of Directors of the General Partner did not name Mr. Hrap to any committees of the Board of Directors at this time.

The General Partner serves as the ultimate general partner of the Partnership, holding a general partner interest in the Partnership. DCP Midstream, LLC currently owns 100% of the General Partner, which allows it to control the Partnership, and owns a 28.8% limited partner interest in the Partnership. DCP Midstream, LLC is a joint venture equally owned by Spectra Energy Corp. and ConocoPhillips. For relationships between the Partnership, the General Partner, DCP Midstream, LLC and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence”, which is incorporated herein by reference from the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 11, 2010.

The press release announcing this change is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards

Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

January 14, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated January 13, 2011